UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2014

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr., Boise, Idaho 83705

(Address of principal executive offices)   (Zip Code)

(208)  955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 2, 2014, MWI Veterinary Supply Co. (“MWI Co.”), a wholly-owned subsidiary of MWI Veterinary Supply, Inc. (“MWI”), as borrower, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), with MWI and Memorial Pet Care, Inc., as guarantors (the “Guarantors”) and Bank of America, N.A. and Wells Fargo Bank, N.A., as lenders (the “Lenders”).  The Credit Agreement allows for an aggregate revolving commitment of the Lenders of $230,000,000 and includes a $45,000,000 sublimit for borrowings in alternative currencies.  The Credit Agreement has a maturity date of October 2, 2019.  Under the Credit Agreement, the margin on variable interest rate borrowings ranges from 0.95% to 1.50%.  The commitment fee under the Credit Agreement ranges from 0.15% to 0.25% depending on the funded debt to EBITDA ratio.  The variable interest rate on borrowings in dollars, euros or British pounds is equal to the Daily LIBOR Floating Rate or the LIBOR 1-month, 2-month, 3-month or 6-month fixed rate (at MWI Co.’s option) plus the margin.  The Credit Agreement contains financial covenants, including an interest charge coverage ratio and a funded debt to EBITDA ratio.

The Credit Agreement replaces the credit agreement dated December 13, 2006, as amended, among MWI Co., the Guarantors and the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

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MWI VETERINARY SUPPLY, INC.
Date: October 3, 2014	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer